United states

Securities and exchange commission

WashingTON, d.c., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

March 1, 2017

Date of Report (Date of earliest event reported)

ICTV BRANDS INC.

Exact name of registrant as specified in its charter)

Nevada	0-49638	76-0621102
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification Number)

489 Devon Park Drive, Suite 315

Wayne, PA 19087

(Address of principal executive offices)

484-598-2300

Registrant’s telephone number, including area code.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Compensatory Arrangements of Certain Officers

In connection with the Company’s recent acquisition of PhotoMedex, the Board of Directors determined that it would be in the best interests of the Company to enter into a new Employment Agreements with its Chief Executive Officer, President and Chief Financial Officer in order to ensure their continuing long term services. Therefore, the Company entered into new Employment Agreements with each of those three key officers on March 1, 2017, each effective as of January 1, 2017.

The Employment Agreement with Kelvin Claney, the Company’s Chief Executive Officer, is for an initial term of three years, and automatically renews each year for a new three year term. For the first three years, Mr. Claney will serve as CEO. Thereafter, Mr. Claney will serve as Creative Director, responsible for product identification and development, infomercial and video commercial development and product sales initiatives. As CEO, Mr. Claney will receive an annual salary of $290,000, subject to annual review and adjustment. Once Mr. Claney becomes Creative Director, his salary will be reduced as agreed at the time, but not less than $175,000 per year. Mr. Claney will also be reimbursed for the reasonable cost of a supplemental health insurance policy, as approved by the Company’s Compensation Committee, to supplement his Medicare primary insurance, will participate in the Company’s group life and disability policies, will receive an automobile allowance, and will be eligible to participate in all other benefits awarded to the Company’s senior management, such as employee stock option plans, profit-sharing plans and 401k plans. While he is CEO, Mr. Claney will be entitled to an annual bonus equal to a percentage of the Company’s EBITDA over $1,000,000. The percentage used to calculate the bonus ranges from 1% to as high as 3.5% to the extent EBITDA exceeds $5,000,000. If the Company’s EBITDA for any year does not show an increase over the prior year, the amount of the performance bonus shall be subject to review and appropriate adjustment by the Company’s Compensation Committee.

Mr. Claney’s Employment Agreement may be terminated on death, disability, or for cause, in which event Mr. Claney will receive his salary, benefits and bonus as accrued through the date of termination. The Employment Agreement may also be terminated without cause, in which event Mr. Claney will be entitled to his salary through the remaining term of the agreement, his benefits and bonus as accrued through the date of termination, immediate vesting of any stock options previously granted to him and 1,000,000 shares of the Company’s common stock.

The Employment Agreement also provides that Mr. Claney may not disclose or use any confidential information of the Company during or after the term of the Employment Agreement. During his employment with the Company and for a period of not less than two years following his termination of employment for any reason, Mr. Claney is also precluded from engaging or assisting in any business which is in competition with the Company.

The Employment Agreement with Richard Ransom, the Company’s President, is for an initial term of three years, and automatically renews each year for a new three year term. Mr. Ransom will receive an annual salary of $225,000, subject to annual review and adjustment. Mr. Ransom will be eligible to participate in the Company’s group health, life and disability policies, will receive an automobile allowance, and will be eligible to participate in all other benefits awarded to the Company’s senior management, such as employee stock option plans, profit-sharing plans and 401k plans. The Employment Agreement provides that Mr. Ransom will be entitled to an annual bonus equal to a percentage of the Company’s EBITDA over $1,000,000. The percentage used to calculate the bonus ranges from 1% to as high as 3.5% to the extent EBITDA exceeds $5,000,000. If the Company’s EBITDA for any year does not show an increase over the prior year, the amount of the performance bonus shall be subject to review and appropriate adjustment by the Company’s Compensation Committee.

Mr. Ransom’s Employment Agreement may be terminated on death, disability, or for cause, in which event Mr. Ransom will receive his salary, benefits and bonus as accrued through the date of termination. The Employment Agreement may also be terminated without cause, in which event Mr. Ransom will be entitled to his salary through the remaining term of the agreement, his benefits and bonus as accrued through the date of termination, immediate vesting of any stock options previously granted to him and 1,000,000 shares of the Company’s common stock.

The Employment Agreement also provides that Mr. Ransom may not disclose or use any confidential information of the Company during or after the term of the Employment Agreement. During his employment with the Company and for a period of not less than two years following his termination of employment for any reason, Mr. Ransom is also precluded from engaging or assisting in any business which is in competition with the Company.

The Employment Agreement with Ernest P. Kollias, Jr., the Company’s Chief Financial Officer, is for a term of three years. Mr. Kollias will receive an annual salary of $160,000, subject to annual review and adjustment. Mr. Kollias will be eligible to participate in the Company’s group health, life and disability policies, will receive an automobile allowance, and will be eligible to participate in all other benefits awarded to the Company’s senior management, such as employee stock option plans, profit-sharing plans and 401k plans. The Employment Agreement provides that Mr. Kollias will be entitled to an annual bonus equal to a percentage of the Company’s EBITDA over $1,000,000. The percentage used to calculate the bonus ranges from .5% to as high as 2% to the extent EBITDA exceeds $5,000,000. If the Company’s EBITDA for any year does not show an increase over the prior year, the amount of the performance bonus shall be subject to review and appropriate adjustment by the Company’s Compensation Committee.

Mr. Kollias’ Employment Agreement may be terminated on death, disability, or for cause, in which event Mr. Kollias will receive his salary, benefits and bonus as accrued through the date of termination. The Employment Agreement may also be terminated without cause, in which event Mr. Kollias will be entitled to his salary through the remaining term of the agreement or, if greater, for 18 months, his benefits and bonus as accrued through the date of termination, and immediate vesting of any stock options previously granted to him.

The Employment Agreement also provides that Mr. Kollias may not disclose or use any confidential information of the Company during or after the term of the Employment Agreement. During his employment with the Company and for a period of two years following his termination of employment for any reason, Mr. Kollias is also precluded from engaging or assisting in any business which is in competition with the Company.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICTV Brands Inc.

By:	/s/ Kelvin Claney
Kelvin Claney, Chief Executive Officer

Date: March 8, 2017